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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 15, 2001

(Commission File Number) 000-21477

ASPEON, INC.
(Exact name of registrant as specified in charter)

Delaware	52-1945748
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
17891 Cartwright Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 440-8000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

    On October 15, 2001, the registrant issued the press release attached as Exhibit 99.1 reporting (1) the plaintiffs in the class action suit previously filed against the registrant, its Chief Executive Officer and its former Chief Financial Officer, have taken an appeal from the order of the United States District Court which dismissed the suit with prejudice and entered judgment in favor of the registrant and its officers and (2) the registrant's pre-audit financial results for the fiscal year ended June 30, 2001.

Item 7.  Financial Statements And Exhibits.

(c)  Exhibits

    The following exhibit is filed as a part of this report.

    99.1   Press Release dated October 15, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2001	ASPEON, INC.
	By:	/s/ RICHARD P. STACK Richard P. Stack Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 15, 2001

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  Item 5. Other Events.
  Item 7. Financial Statements And Exhibits.
SIGNATURES
INDEX TO EXHIBITS